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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  May 29, 2002


                            USFREIGHTWAYS CORPORATION


      Delaware                       0-19791                   36-3790696
      --------                       -------                   ----------
(State of Incorporation)            (Commission               (IRS Employer
                                    File Number)             Identification No.)

8550 West Bryn Mawr Avenue, Chicago, Illinois                     60631
(Address of principal executive offices)                        (Zip Code)

                          Registrant's telephone number
                       including area code: (773) 824-2200

                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 4 (a).    Changes in Registrant's Certifying Accountant.
               ----------------------------------------------

               Effective May 29, 2002, based on the recommendation of its Audit Committee and with the approval of its Board of Directors, the Company dismissed Arthur Andersen LLP as its independent auditors and engaged Deloitte and Touche LLP as its new independent auditors.

               In each of the past two years, Arthur Andersen LLP's report on the financial statements of the Company did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

               During the Company's last two fiscal years, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

               None of the reportable events described under Item 304 (a) (1)
               (v) of Regulation S-K occurred within the Company's two most recent fiscal years or within the interim period through May 29, 2002.

               A letter from Arthur Andersen LLP stating its agreement with the statements made by the Company in this Report on Form 8-K is included as Exhibit 16 hereto.

               During the Company's two most recent fiscal years and the subsequent interim period through May 29, 2002, neither the Company or anyone on its behalf consulted with Deloitte and Touche LLP regarding any of the matters or events set forth in
               Item 304 (a) (2) (i) and (ii) of Regulation S-K.

Item 7.        Financial Statements and Exhibits.
               ----------------------------------

The following is filed as an exhibit to this report.

Exhibit
Number         Description
-------        -----------
16             Letter from Arthur Andersen LLP to the Securities and Exchange
               Commission, dated May 29, 2002.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    USFREIGHTWAYS CORPORATION

                                    By:  /s/ Christopher L. Ellis
                                         -------------------------------------
                                         Christopher L. Ellis
                                         Senior Vice President, Finance and
                                         Chief Financial Officer

Date:  May 30, 2002